Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

December 8, 2020

GameStop Corp.

625 Westport Parkway

Grapevine, 76051

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to GameStop Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration of an indeterminate amount of: (a) Class A common stock of the Company, $0.001 par value per share (“Common Stock”), (b) one or more series of preferred stock of the Company, $0.001 par value per share (“Preferred Stock”), (c) one or more series of Preferred Stock represented by depositary shares (“Depositary Shares”), (d) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (“Warrants”), (e) stock purchase contracts representing contracts for the purchase and/or sale of Common Stock or Preferred Stock at a future date or dates (“Stock Purchase Contracts”), (f) units consisting of any combination of two or more securities covered by the Registration Statement (“Units”) and (g) subscription rights to purchase Common Stock, Preferred Stock or Depositary Shares (“Subscription Rights” and together with the Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Units, collectively, the “Securities”). The Securities may be offered and sold, from time to time, as set forth in the Prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the Prospectus, after the Registration Statement becomes effective. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.    the Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), on the date hereof;

GameStop Corp. Re: Registration Statement on Form S-3 December 8, 2020 Page 2

2.    the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the “Charter”), certified as of a recent date by the Secretary of State of the State of Delaware;

3.    the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”), certified as of a recent date by an officer of the Company;

4.    resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Securities, certified as of a recent date by an officer of the Company;

5.    a certificate of good standing of the Company from the Secretary of State of the State of Delaware; and

6.    such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

1.    each individual executing or delivering any of the Documents, whether on behalf of such individual or another person, is legally competent to do so;

2.    each individual executing or delivering any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

3.    each of the parties (other than the Company) executing or delivering any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms;

4.    all Documents submitted to us as originals are authentic; all Documents submitted to us as certified or photostatic copies that conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents and in the factual representations to us by officers of the Company are true and complete; there has been no oral or written modifications or amendments to the Documents and there has been no waiver of any provisions of any of the Documents, by action or conduct of the parties or otherwise;

5.    the form of certificate, receipt or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Delaware law; and

6.    the Securities will be issued against payment of valid consideration under applicable law and consistent with the authorization of such issuance by the Board, or a duly authorized and empowered committee thereof.

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For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities that may be issued from time to time will have been duly authorized and established by proper action of the Board, consistent with the procedures and terms described in the Registration Statement and, in each case, in accordance with (a) the applicable Delaware law, and (b) the Charter and Bylaws, and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Board, respectively (the “Authorizing Proceedings”).

In expressing the opinions set forth below, we have further assumed that: (i) prior to any issuance of Preferred Stock or Depositary Shares, such Preferred Stock shall be classified in accordance with the Bylaws, Charter, and applicable Delaware law; (ii) all Depositary Shares will be issued by a Depositary (as defined below) under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as depositary (each, a “Depositary”), that creates legal, valid and binding obligations of the parties thereto (other than the Company), and evidenced by a depositary receipt; (iii) all Warrants offered and sold will be issued under a warrant agreement (a “Warrant Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company); (iv) all stock purchase contracts offered and sold will be issued under purchase contracts that create legal, valid and binding obligations of the parties thereto (other than the Company) (“Stock Purchase Contract”); (v) all Units offered and sold will be issued under a unit agreement that creates legal, valid and binding obligations of the parties thereto (other than the Company) (“Unit Agreement”); and (vi) all Subscription Rights offered and sold will be issued under a subscription agreement (a “Subscription Agreement”) that creates legal, valid and binding obligations of the parties thereto (other than the Company).

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.    Upon the completion of all Authorizing Proceedings relating to the Securities that are shares of Common Stock, or Securities of which shares of Common Stock are a component, and assuming that at the time of any offering or sale of such shares of Common Stock or Securities of which shares of Common Stock are a component, the Company shall have such number of shares of Common Stock as are included in such offering or sale, authorized and available for issuance, the shares of Common Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

2.    Upon the completion of all Authorizing Proceedings relating to the Securities that are shares of Preferred Stock, or of which shares of Preferred Stock are a component, and upon the classification of such shares of Preferred Stock in accordance with applicable law, the filing of a Certificate of Designations, Rights and Preferences or an amendment to the Charter authorizing and establishing the terms of the Preferred Stock and the due execution, and assuming that at the time of any offering or sale of such shares of Preferred Stock or Securities of which shares of Preferred Stock are a component, the Company shall have such number of shares of Preferred Stock as are included in such offering or sale, authorized and available for issuance, the shares of Preferred Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be validly issued, fully paid and nonassessable.

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3.    Upon the completion of all Authorizing Proceedings relating to a Deposit Agreement and a series of Preferred Stock underlying a series of Depositary Shares (and subject to the assumption expressed in opinion paragraph 2 above), and upon the classification of such Preferred Stock in accordance with applicable law and the filing of a Certificate of Designations, Rights and Preferences or an amendment to the Charter and the due execution, countersignature, and delivery of the Deposit Agreement and depositary receipts evidencing the Depositary Shares in the form provided by the Deposit Agreement, such Depositary Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.    Upon the completion of all Authorizing Proceedings relating to Securities that are Warrants and the due execution and delivery of the Warrant Agreement for the Warrants and assuming that at the time of any offering or sale of such Warrants, the Company shall have such number of shares of Common Stock and/or Preferred Stock as are issuable upon exercise of such Warrants, authorized and available for issuance, the Warrants and Warrant Agreement will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.    Upon the completion of all Authorizing Proceedings relating to Securities that are Stock Purchase Contracts and the due execution and delivery of the Stock Purchase Contracts, and assuming that at the time of any offering or sale of such Stock Purchase Contracts the Company shall have such number of shares of Common Stock and/or Preferred Stock as are issuable or deliverable by the Company under such Stock Purchase Contracts authorized and available for issuance, the Stock Purchase Contracts will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.    Upon the completion of all Authorizing Proceedings relating to Securities that are Units and the due execution and delivery of the Unit Agreement for the Units and assuming that at the time of any offering or sale of such Units the Company shall have such number of shares of Common Stock and/or Preferred Stock as are issuable upon exercise or conversion of Securities that are components of such Units authorized and available for issuance, the Units and Unit Agreement will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

GameStop Corp. Re: Registration Statement on Form S-3 December 8, 2020 Page 5

7.    Upon the completion of all Authorizing Proceedings relating to Securities that are Subscription Rights and the due execution and delivery of the Subscription Agreement for the Subscription Rights, and assuming that at the time of any offering or sale of such Subscription Rights, the Company shall have such number of shares of Common Stock and/or Preferred Stock as are issuable upon exercise of such Subscription Rights, authorized and available for issuance, the Subscription Rights will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board, or a duly authorized and empowered committee thereof, authorizing their issuance, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

The foregoing opinions are limited to the substantive laws of the State of Delaware, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Delaware, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion letter is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the section “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP